UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

NATIONWIDE HEALTH PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-9028	95-3997619
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 718-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
In February 2008, Nationwide Health Properties, Inc., a Maryland corporation (“NHP”), entered into an agreement (the “Contribution Agreement”) with Pacific Medical Buildings LLC, a California limited liability company (“PMB”), and certain of its affiliates, to acquire up to 18 medical office buildings. In 2008, NHP acquired interests in ten of the 18 properties. All except one of the ten properties was acquired through NHP/PMB L.P., a limited partnership, for which a subsidiary of NHP acts as general partner (“NHP/PMB”). As a result of a failure to satisfy certain closing conditions, certain of the remaining properties were eliminated from the Contribution Agreement, including the Mission Medical Plaza in Mission Viejo, California (the “Mission Property”), and the St. Joseph’s Hospital Medical Tower in Orange, California (the “Orange Property”).
Effective as of March 1, 2010, NHP entered into an amendment to the Contribution Agreement that rescinded the prior terminations of the Mission Property and Orange Property from the Contribution Agreement. As of that same date, NHP/PMB acquired (i) a 65% interest in the Mission Property for an aggregate of $67.3 million, including the assumption of $48.1 million in debt, $14.2 million in cash and $5.0 million in units of limited partnership interest in NHP/PMB, and (ii) a 69% interest in the Orange Property for an aggregate of $62.3 million, including the assumption of $50.2 million in debt, $8.1 million in cash and $4.0 million in units of limited partnership interest in NHP/PMB.
The amendment to the Contribution Agreement eliminated the Huntington Pavilion in Pasadena, California, from the agreement, but as of March 1, 2010, NHP entered into a joint venture with PMB Pasadena LLC, an entity affiliated with PMB, to acquire the Huntington Pavilion. PMB Pasadena LLC contributed the Huntington Pavilion to the joint venture, and NHP contributed $13.5 million in cash. In addition, NHP provided the joint venture with a $56.5 million mortgage loan, of which $49.8 million has been funded, and a $3 million mezzanine loan. NHP owns a 71% interest in the joint venture. Pursuant to an agreement with PMB Pasadena LLC, NHP/PMB may in the future acquire the joint venture if certain conditions are met.
Additionally, as of March 1, 2010, NHP acquired the remaining 55.05% interest in an entity affiliated with PMB that owns two medical office buildings in San Bernardino, California, for $2.6 million in cash and the assumption of $6.2 million of debt.
Dr. Jeffrey Rush, a director of NHP, is the Chairman of PMB, and owns an interest in PMB. Dr. Rush and certain of his family members own or owned interests, directly and indirectly through partnerships and trusts, in all of the properties described above.
The amendment to the Contribution Agreement and the Company’s press release describing these transactions are included as exhibits to this report, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Thirteenth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 1, 2010, by and among Nationwide Health Properties, Inc., NHP/PMB L.P., and Pacific Medical Buildings LLC and certain of its affiliates.

99.1	Press Release dated March 2, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
Date: March 4, 2010	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Thirteenth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 1, 2010, by and among by and among Nationwide Health Properties, Inc., NHP/PMB L.P., and Pacific Medical Buildings LLC and certain of its affiliates.

99.1	Press Release dated March 2, 2010.